SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

HUDSON VALLEY HOLDING CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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HUDSON VALLEY HOLDING CORP.
21 Scarsdale Road
Yonkers, New York 10707

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2004

     We will hold the annual meeting of shareholders of Hudson Valley Holding Corp., a New York corporation, at 21 Scarsdale Road, Yonkers, New York on May 20, 2004 at 10:30 a.m., local time, for the following purposes:

1.	To elect directors of the corporation to serve until the next annual meeting of shareholders.

2.	To act on such other matters as may be properly brought before the meeting or any adjournments, postponements or continuations of the meeting.

     The Board of Directors recommends that you vote FOR the election of all of the nominees for director.

     The Board of Directors has fixed the close of business on April 16, 2004, as the record date for the meeting. Only shareholders of record at the close of business at this time are entitled to notice of, and to vote at, the meeting or any adjournments, postponements or continuations of the meeting.

     All shareholders are invited to attend the meeting. To ensure your representation at the meeting, however, you are urged to mark, sign and return the enclosed proxy in the accompanying envelope, whether or not you expect to attend the meeting. In the event that you attend the meeting, you may vote in person even if you have returned a proxy.

     Your vote is important.

     To vote your shares, please sign, date and complete the enclosed proxy and mail it promptly in the enclosed return envelope.

     April 21, 2004

By Order of the Board of Directors

James M. Coogan
Secretary to the Board of Directors

ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Hudson Valley Holding Corp.
21 Scarsdale Road
Yonkers, New York 10707

PROXY STATEMENT

     This proxy statement is furnished to you in connection with the solicitation of proxies by the Board of Directors to be used at the 2004 annual meeting of shareholders of Hudson Valley Holding Corp. (the “Company”). Copies of this proxy statement are being mailed on or about April 21, 2004 to persons who were shareholders of record on April 16, 2004.

     The Company is a New York corporation founded in 1982. The Company is a registered bank holding company under the Bank Holding Company Act of 1956. The Company provides financial services through its wholly-owned subsidiary, Hudson Valley Bank (the “Bank”), a New York chartered commercial bank established in 1972. The Bank is an independent bank headquartered in Westchester County, New York.

Date, Time and Place of Meeting

     We will hold the 2004 annual meeting of shareholders on May 20, 2004, at 10:30 a.m., local time, at 21 Scarsdale Road, Yonkers, New York, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

Matters to be Considered at the Meeting

     At the meeting, we will ask our shareholders to consider and vote upon the election of directors to serve until our next annual meeting.

     The shareholders will also consider and vote upon such other matters as may properly be brought before the meeting or any adjournment, postponement or continuation thereof.

Vote Required

     A plurality of the votes cast by the shareholders present in person or by proxy and entitled to vote is required to elect directors. With regard to the election of directors, you may vote in favor of, or withhold your vote from, each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. There is no cumulative voting with respect to the election of directors.

     Pursuant to applicable law, broker non-votes and abstentions will not be counted in favor of any proposal presented at the meeting or the election of any nominee for director. Abstentions and broker non-votes will also not count against the proposal to elect directors.

Voting of Proxies

     Shares of our common stock represented by properly executed proxies received in time for the meeting, unless previously revoked, will be voted at the meeting as specified by the shareholders on the proxies. If a proxy is returned without any voting instructions, the shares represented thereby will be voted in favor of the election of directors, as recommended by the Board of Directors.

Revocability of Proxies

     If you give a proxy, you have the power to revoke it at any time before it is voted. You can do so in one of three ways. First, you can send a written notice to our Vice President, Shareholder Relations at the following address stating that you would like to revoke your proxy. Second, you can complete a new proxy card and send it to our Vice President, Shareholder Relations at the following address. Third, you can attend the meeting and vote in person. You should send any written notice or new proxy card to:

Wendy Croker
Vice President, Shareholder Relations
Hudson Valley Holding Corp.
21 Scarsdale Road
Yonkers, NY 10707
You may request a new proxy card by calling Wendy Croker at (914) 961-6100.

Record Date; Shareholders Entitled to Vote; Quorum

     Only shareholders of record at the close of business on April 16, 2004, will be entitled to receive notice of and vote at the meeting. As of the record date 6,610,958 shares of common stock were issued and outstanding. Each share of common stock is entitled to one vote on each matter which holders of common stock are entitled to vote. A majority of the outstanding shares of common stock entitled to vote must be represented in person or by proxy at the meeting in order for a quorum to be present.

Solicitation of Proxies

     The Board of Directors may solicit proxies, the form of which is enclosed, for the meeting. The cost of any solicitation will be borne by the Company. Our officers, directors or regular employees may communicate with shareholders personally or by mail, telephone, telegram or otherwise for the purpose of soliciting proxies. We and our authorized agents will request brokers or other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by these persons and will reimburse their reasonable out-of-pocket expenses in forwarding the material.

Proposals of Shareholders and Communication with Shareholders

     Shareholders of the Company who intend to present a proposal for action at the 2005 Annual Meeting of Shareholders of the Company, must notify the Company’s management of such intention by notice, received at the Company’s principal executive offices not later than December 22, 2004 for such proposal to be included in the Company’s proxy statement relating to such meeting. The proxies may use their discretionary power to vote against any shareholder proposal presented at the 2004 annual meeting if the Company did not have notice of the proposal by February 26, 2004.

     The Board maintains active communication directly with shareholders. Oral and written inquiries from shareholders are responded to by the Vice President, Shareholder Relations, one of the Executive Officers or the Chairman of the Board. The Board is advised of shareholder inquiries where appropriate. The Board meets with and interacts with shareholders on an ad hoc basis and believes the existing program facilitates effective open communication with the Company’s shareholders. Shareholders who wish to communicate with the Board of Directors directly may do so by writing to the Board of Directors or to any member of the Board at the Company’s offices.

Financial Statements

     Copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 are being delivered to shareholders together with this proxy statement. Representatives of Deloitte & Touche LLP, the Company’s independent auditors, are expected to attend the annual meeting of shareholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Other Matters

     The Board of Directors knows of no matters that are expected to be presented for consideration at the meeting that are not described herein. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

ELECTION OF DIRECTORS

     It is the intention of the persons named in the enclosed form of proxy to nominate and to vote the shares represented by such proxy for the election of all of the nominees listed below, unless such proxy specifies otherwise. The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before this year’s annual meeting. However, in the event that any of them shall become unavailable, the persons designated as proxies reserve the right to substitute another person of their choice when voting at the annual meeting. Certain information regarding each nominee is set forth in the table and text below. The number of shares, if any, beneficially owned by each nominee is listed under “Security Ownership of Certain Beneficial Owners and Management,” beginning on page 16.

Nominees for the Board of Directors

     All directors of the Company serve for a term of one year, until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified. All of the nominees are currently serving as directors. The following table contains the principal occupation and certain other information about the nominees based on information obtained from each nominee.

Name	Age	Position	Director Since
James J. Landy	49	President and Chief Executive Officer since January 2001. Previously, he served as Executive Vice President of the Bank from December 1998 until December 2000 and as Manager of Strategic Relationships and Sales from September 1999 until December 2000. Mr. Landy also served as Manager of Special Relationships from 1997 until 1999, as Senior Vice President and Manager of Municipal and Community Relationships from 1996 to 1997, and as Regional Vice President for Southern Westchester from 1988 to 1996. He has been employed by the Bank since 1977.	2000

Stephen R. Brown	48	Senior Executive Vice President, Chief Operating Officer, and Chief Financial Officer since 2001. Previously, he served as the Chief Operating Officer and Chief Financial Officer of the Company since 1997 and as Executive Vice President from 1997 until December 2000. Mr. Brown also served as Senior Vice President and Chief Financial Officer of the Company from 1996 to 1997 and as Vice President and Controller from 1993 until 1996.	2000

William E. Griffin	71	Mr. Griffin is an attorney and is a shareholder and President of Griffin, Coogan & Veneruso, P.C., a law firm located in Bronxville, New York. Mr. Griffin has served as Chairman of the Board since 1990.	1981

James M. Coogan	61	Mr. Coogan is an attorney and is a shareholder and Vice President of Griffin, Coogan & Veneruso P.C., a law firm located in Bronxville, New York. Mr. Coogan has served as Secretary since 1997.	1994

Name	Age	Position	Director Since
Gregory F. Holcombe	42	Vice President of Supply Chain Management of Precision Valve Corporation, a maker of aerosol spray valves based in Yonkers, New York. Previously, Mr. Holcombe was Vice President of Component and Machinery Sales from 1997 to 1999 and Financial Analyst Manager from 1995 to 1997 of Precision Valve Corporation.	1999

Angelo R. Martinelli	76	Chairman of the Board of Gazette Press, Inc., a printing company located in Yonkers, New York since 1948.	1990

William J. Mulrow	48	Senior Vice President of Gabelli Asset Management, Inc., an asset management and financial services company in Rye, New York since April 1999. Previously, Mr. Mulrow was Managing Director of Rothschild Inc.	2003

John A. Pratt Jr.	73	Consultant to the Bank since 1996, advising the Bank on new business development and business retention. Previously, Mr. Pratt was the President and Chief Executive Officer of the Company, retiring in 1995.	1983

Cecile D. Singer	74	Principal in Cecile D. Singer Consulting, a consulting firm located in Yonkers, New York, specializing in government relations since 1995.	1994

Craig S. Thompson	50	President and principal shareholder of Thompson Pension Employee Plans, Inc., a company located in New York City and specializing in pension administration and investment and insurance sales for over 18 years.	1988

     Mr. Poe, a director of the Company since 1997, resigned from the Board effective March 18, 2004, due to a conflict, defined by banking regulations, with his Board position with Charter One Financial, Inc.

Executive Officers

     Certain information with respect to executive officers of the Company and of the Bank is set forth below. All executive officers are elected by the Board of Directors and serve until their successors are duly elected by the Board of Directors. Messrs. Landy, Brown and Griffin serve as executive officers of both the Company and the Bank, while the other individuals named below are executive officers of the Bank only. Biographical information concerning executive officers who are also members of the Board of Directors is given above under the caption “Nominees for the Board of Directors.”

Name	Age	Position
James J. Landy	49	President, Chief Executive Officer and Director

Stephen R. Brown	48	Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer and Director

Name	Age	Position
Daniel J. Harris	47	Executive Vice President and Chief Credit Officer of the Bank since April 2003. From March 1999 to December 2002, Mr. Harris served as President, Chief Executive Officer and a Director of Lowestloan.com, Inc., an internet mortgage banker. From January 1998 to December 1999, he served as Senior Vice President, CreditRe Mortgage Capital, L.L.C., a merchant bank service provider specializing in real estate financing. Prior to 1998, Mr. Harris served as Executive Vice President and Chief Lending Officer of The Greater New York Savings Bank.

Michael P. Maloney	42	Executive Vice President, Strategic Relationships and Sales of the Bank since January 2001. From May 2000 to December 2000, he served as Senior Vice President of the Bank. From January 1999 until May 2000, Mr. Maloney served as Vice President and Relationship Manager of the Bank. From August 1998 until January 1999, Mr. Maloney was an associate with the law firm of Gainsburg & Hirsch in New York City. From August 1995 to May 1998, Mr. Maloney attended law school. Mr. Maloney was previously employed by the Bank from February 1993 to August 1998 as a Credit Analyst and Relationship Manager.

Mary B. Minieri	45	Executive Vice President, Branch Administrator of the Bank since March 2002. From October 1997 to February 2002, Mrs. Minieri served as Senior Vice President, Branch Administrator of the Bank. Previously, she served as Vice President, Branch Administrator of the Bank from November 1994 until October 1997. She has been employed by the Bank since 1989.

Vincent T. Palaia	57	Executive Vice President and Chief Lending Officer of the Bank since 1997. From 1995 until 1997, Mr. Palaia served as Senior Vice President and Chief Lending Officer of the Bank, responsible for real estate and general business lending. He has been employed by the Bank since 1988.

Frank J. Skuthan	50	Executive Vice President and Marketing Director of the Bank since August 2000. Prior to joining the Bank, he was: a Vice President and Senior Consultant at ANALYTICi, a subsidiary of True North Communications, from April to August 2000; a marketing director for the national tax practice at Ernst & Young LLP in New York from October 1996 to April 2000; and Senior Vice President of Marketing and Strategic Planning at NatWest Bank USA (now Fleet Bank) from June 1995 until June 1996.

William E. Griffin	71	Director and Chairman of the Board

The Board of Directors and Committees of the Board

     The Company’s Board of Directors directly assumes responsibility for governance duties. It establishes the criteria for membership on the Company’s Board of Directors and finds and recruits individuals whose experience and other qualifications will enhance the goals of the Company. It assesses the composition and effectiveness of the Company’s Board, the Bank’s Board and its Committees. The purpose of this corporate governance process is (i) to identify the individuals qualified to become members of the Board of Directors and to recommend the selection of the nominees for membership on the Board of Directors for election at the annual meeting of shareholders; (ii) to determine the composition of the Board and its committees; and (iii) to monitor a process to assess Board effectiveness and to develop and implement codes of ethics. Because the Board believes that this process functions effectively to achieve its purpose, the Board does not have a separate corporate governance or nominating committee.

     Shareholders may propose director candidates for consideration by the Company’s Board of Directors by submitting same, in writing, to the Chairman of the Board of the Company, Hudson Valley Holding Corp., 21 Scarsdale Road, Yonkers, New York 10707. Also see “Proposals of Shareholders and Communication with Shareholders” on page 2.

     The Company’s Board of Directors has adopted a Code of Ethics for Senior Financial Officers in accordance with Item 406 of Regulation S-K promulgated by the Securities and Exchange Commission. This code of ethics can be found on the Company’s website at www.hudsonvalleybank.com.

     The Company’s Board of Directors convened 12 times in 2003. The Company’s Board does not have any separate committees. Policy decisions for the Bank and its subsidiaries are often made by standing committees of the Board of Directors of the Bank. Each of the members of the Board of Directors of the Company is also a member of the Board of Directors of the Bank. No director attended fewer than 75 percent of the meetings of the Boards and the Committees of the Boards on which he or she has served.

     The Company encourages Board members to attend the Annual Meeting of Shareholders. All Board members were in attendance at the most recent Annual Meeting of Shareholders held May 12, 2003.

     The Board of Directors of the Bank has several standing committees, including the Executive Committee, the Audit Committee and the Compensation and Organization Committee. The Executive Committee is comprised of 9 directors who are not Company or Bank employees and 2 directors who are employees. The Audit Committee is comprised of directors who are not Company or Bank employees. The Compensation and Organization Committee is comprised of 5 directors who are not Company or Bank employees and 2 directors who are employees.

     The Executive Committee is charged with responsibility for and authority regarding all financial matters of the Bank and its subsidiaries, including an annual review and approval of all policies related to the financial management of the Bank and the approval of the annual budget for the Bank and the Bank’s subsidiaries. The Committee convened 10 times in 2003. Ms. Singer and Messrs. Thompson, Coogan, Griffin, Holcombe, Martinelli, Mulrow (joined in June 2003), Poe and Pratt served as non-employee directors of this Committee, along with Messrs. Landy and Brown, the Company’s 2 employee directors.

     The Compensation and Organization Committee is charged with the responsibility for: conducting performance reviews of all executive officers and certain other officers of the Bank and its subsidiaries; reviewing and approving all officer promotions; reviewing salary ranges by grade, staffing levels, vacancies, recruiting programs, benefit plans, pension plans and related investment performance; approving stock option plans and all grants of stock options; and reviewing the life insurance policies on executive officers. The Compensation Committee also reviews and approves personnel policies and engages consultants as required. The Committee convened 8 times in 2003. Ms. Singer and Messrs. Griffin, Martinelli, Poe and Thompson served as non-employee directors of this Committee, along with Messrs. Landy and Brown, the Company’s 2 employee directors.

     The Audit Committee is charged with the responsibility for overseeing the Company’s internal control structure, and for the overall accuracy of the financial statements. The Committee also has the responsibility for and authority regarding the annual audit of the financial statements of the Company, the Bank, and its subsidiaries, for selecting and terminating the independent Certified Public Accountant, for the ongoing examination of the operations of the Company, the Bank, and its subsidiaries, and for the issuance of ethics policies and monitoring compliance therewith. The Committee convened 4 times in 2003. During 2003, the Audit Committee members were Ms. Singer, Messrs. Pratt, Coogan, Mulrow (joined in June 2003), and Thompson. Although the Company’s shares are not listed on the New York Stock Exchange, the Company measures the independence of its Audit Committee under the independence standards of the New York Stock Exchange. Under these standards, the Board of Directors believes that Ms. Singer and Mr. Mulrow would meet the standards of independence for audit committee members required for companies listed on the New York Stock Exchange. Mr. Pratt would not meet these standards because of the $60,000 consulting fee that he receives from the Bank, and Messrs. Coogan and Thompson would not meet these standards because of the services performed for the Bank by firms of which these two directors are shareholders and officers. In addition, Messrs. Thompson and Pratt have sold shares of our common stock to the Company. See “Director Compensation,” which begins on page 13 and “Certain Relationships and Related Transactions,” which begins on page 14.

     The Audit Committee is not required to designate one Committee member as a financial expert since its stock is not listed on an exchange. The Committee does not believe that any one member would meet the qualifications to be designated a financial expert, however, the Committee believes that the Audit Committee members, collectively, based upon their experience on the Company’s Board, as well as other relevant experience, possess significant understanding of the Company’s financial reporting and related systems of control and are therefore effective in fulfilling their responsibilities.

     The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee charter is attached as Exhibit A to this proxy statement.

     Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, that might incorporate this filing by reference, the Audit Committee Report, other information furnished pursuant to Item 7(d)(3) of Schedule 14A under the Securities Exchange Act, the Compensation Committee Report and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

Audit Committee Report

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee (the “Committee”), which consists entirely of outside directors, assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee discussed with the auditors any relationships that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the auditor’s independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed with the independent auditors and the internal auditors their audit plan and audit scope.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees” and, with and without management present, discussed and reviewed the independent auditors’ examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

     The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2003, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with the independent auditors, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Committee has reappointed Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2004.

John A. Pratt Jr., Chairman
James M. Coogan
William J. Mulrow
Cecile D. Singer
Craig S. Thompson

Principal Accounting Firm Fees

     Set forth below is a summary of the fees paid for the years ended December 31, 2003 and December 31, 2002 to the Company’s principal accounting firm, Deloitte & Touche LLP.

	2003	2002
Audit Fees	$272,000	$260,000
Audit-related	$0	$0
Tax fees[1]	$63,000	$58,830
All other fees	$0	$0

Total	$335,000	$318,830

[1] Tax fees

	2003	2002
Tax return preparation and review	$43,000	$43,000
Tax planning – new subsidiaries	0	8,200
Tax consulting – tax examinations	20,000	7,630

	$63,000	$58,830

Pre-Approval Policies

     In accordance with the procedures set forth in its charter, the Audit Committee approves in advance all audit services and permitted non-audit services (including the fees and terms of those services) to be performed for the Company by its independent auditors. All services must be submitted to the Committee for approval in writing, generally in the form of an engagement letter, which outlines the services to be performed and the associated fees. All of the fees and services described above were pre-approved by the Audit Committee.

Compensation Committee Report

     The executive compensation program is administered by the Compensation and Organization Committee of the Board of Directors. The Committee is comprised of 5 outside directors and 2 employee directors. The employee directors’ compensation is approved by the outside directors, who are not employed by the Company or the Bank.

     Compensation for executive officers consists of direct salary, incentive bonuses paid under the Bank’s Incentive Compensation Plan, and stock options awarded under the Company’s Stock Option Plan. The payment or awarding of compensation is approved by the Committee. Following approval by the Committee, the full Board of Directors approves the salary package for all executive officers and reviews the proposed payment of incentive compensation and granting of stock options.

     The Committee adheres to the practice that compensation for executive officers be directly and materially linked to Bank performance, individual performance, and to what is paid to individuals in similar positions within the industry. Following this practice, (1) salaries are related to overall Bank performance; (2) incentive compensation, an objective means of rewarding individual performance, is paid pursuant to the Incentive Compensation Plan based on achievement by the individual of objective goals and the Bank’s performance with respect to profitability and financial strength; and (3) base salary and incentive compensation for executive officers are compared to the amounts of such compensation paid to individuals with reasonably similar responsibilities employed by banks that are similar in size and scope to the Company. In addition, from time to time, the Company retains outside consultants to determine the appropriateness of executive officer compensation.

     Regarding Messrs. Landy and Brown’s compensation, the Committee has considered, in addition to the factors described above, the profitability and growth of the Company during their tenure as Chief Executive Officer and Chief Operating and Financial Officer, respectively.

Cecile D. Singer, Chairperson
Stephen R. Brown
William E. Griffin
James J. Landy
Angelo R. Martinelli
Craig S. Thompson

Compensation Committee Interlocks and Insider Participation

     During 2003, Ms. Singer and Messrs. Griffin, Martinelli, Poe and Thompson, all of whom are non-employee directors, and Messrs. Landy and Brown as employee directors, served as members of the Compensation and Organization Committee. Messrs. Griffin, Martinelli and Thompson are shareholders and officers of firms that have performed services for the Company. Messrs. Griffin and Thompson have sold shares of the Company’s common stock owned by them to the Company, and the Bank has made loans to Ms. Singer, Messrs. Griffin, Martinelli, Poe, Thompson, Landy and Brown. See “Certain Relationships and Related Transactions,” which begins on page 14. Members of the Committee do not participate in deliberations concerning their own compensation. No executive officer of the Company has served as a director or a member of a compensation committee of another company of which any member of the Committee is an executive officer.

Stockholder Return Performance Graph

     The following graph compares the Company’s total stockholder return for the years 2000 (the Company’s first year as a Registrant with the Securities and Exchange Commission), 2001, 2002 and 2003 based on prices as reported on the over-the-counter bulletin board with (1) the Russell 2000 and (2) the SNL $1 billion to $5 billion Bank Index.

	Period Ended
Total Return Index for:	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Hudson Valley Holding Corp.	100.00	127.57	162.55	200.32	362.01
Russell 2000	100.00	96.98	99.39	79.03	116.38
SNL $1B-$5B Bank Index	100.00	113.48	137.88	159.16	216.44

The graph assumes $100 was invested on December 31, 1999 and dividends were reinvested. Returns are market-capitalization weighted.

EXECUTIVE COMPENSATION

     The following table provides information as to the compensation of the Company’s Chief Executive Officer and the persons who, at the end of 2003, were the other four most highly compensated executive officers of the Company or the Bank (collectively, the “Named Executive Officers”).

Summary Compensation Table

				Long-Term
				Compensation
				Awards
		Annual Compensation		/Securities Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Options(#) [1]	Compensation($)
James J. Landy	2003	275,000	155,000	11,000	14,810	[2]
President and Chief Executive	2002	250,000	150,000	12,100	14,083
Officer	2001	225,000	135,000	11,979	12,050

Stephen R. Brown	2003	265,000	137,000	10,670	14,568	[2]
Senior Executive Vice President,	2002	240,000	135,000	11,737	14,288
Chief Operating Officer and Chief Financial Officer	2001	215,000	120,000	11,313	12,536

Vincent T. Palaia	2003	200,000	90,000	3,630	13,655	[2]
Executive Vice President,	2002	190,000	65,000	3,993	13,729
Chief Lending Officer of the Bank	2001	176,500	52,000	7,719	11,872

Michael P. Maloney	2003	175,000	85,000	5,032	13,940	[2]
Executive Vice President,	2002	165,000	80,000	5,587	13,323
Strategic Relationships and Sales of the Bank	2001	140,000	60,000	5,609	11,246

Frank J. Skuthan	2003	181,346	62,500	2,860	13,999	[2]
Executive Vice President,	2002	167,135	55,000	3,565	13,793
Marketing Director of the Bank	2001	152,255	47,500	1,330	5,081

[1]	The number of shares underlying options was adjusted to reflect a 10% stock dividend in December 2003, December 2002 and December 2001

[2]	Includes, for 2003: for Mr. Landy, $2,660 in group term life insurance premiums, $10,000 in employer contributions to the Company’s Profit-sharing Plan and $2,150 in employer matching contributions to the Company’s Section 401(k) plan; for Mr. Brown, $2,568 in group term life insurance premiums, $10,000 in employer contributions to the Company’s Profit-sharing Plan and $2,000 in employer matching contributions to the Company’s Section 401(k) plan; for Mr. Palaia, $1,650 in group term life insurance premiums, $10,000 in employer contributions to the Company’s Profit-sharing Plan and $2,005 in employer matching contributions to the Company’s Section 401(k) plan; for Mr. Maloney, $1,879 in group term life insurance premiums, $10,000 in employer contributions to the Company’s Profit-sharing Plan and $2,061 in employer matching contributions to the Company’s Section 401(k) plan; for Mr. Skuthan, $2,005 in group term life insurance premiums, $10,000 in employer contributions to the Company’s Profit-sharing Plan and $1,994 in employer matching contributions to the Company’s Section 401(k) plan.

Option/Stock Appreciation Rights Grants in Last Fiscal Year

     The following table provides information as to options granted to the Named Executive Officers during 2003.

					Potential Realizable
					Value at Assumed
	Number of	Percent of Total			Annual Rates of
	Securities	Options/SARs	Exercise		Stock Price Appreciation
	Underlying Options/SARs	granted to Employees in	or Base Price	Expiration	for Option Term
Name	Granted (#) [1,2]	Fiscal Year	($/sh) [2]	Date	5% ($)	10% ($)
James J. Landy	11,000	11.9%	$33.18	1/1/13	$229,534	$581,684
Stephen R. Brown	10,670	11.6%	$33.18	1/1/13	$222,648	$564,234
Vincent T. Palaia	3,630	3.9%	$33.18	1/1/13	$75,746	$191,956
Michael P. Maloney	5,032	5.5%	$33.18	1/1/13	$105,001	$266,094
Frank J. Skuthan	2,860	3.1%	$33.18	1/1/13	$59,679	$151,238

[1]	All options were granted on January 1, 2003 and were fully vested on grant, except for Mr. Skuthan whose options vest over a five-year period.

[2]	The number of shares underlying options and the exercise price was adjusted to reflect a 10% stock dividend in December 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The following table provides information as to options exercised by the Named Executive Officers during 2003. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2003. Also reported are the values of “in-the-money” options, which represent the positive spread between the exercise price of outstanding stock options and the year-end price.

			Number of	Value of
			Unexercised	Unexercised
			Options/SARs at	In-the-Money
			Fiscal Year-	Options/SARSs at
			End (#)	Fiscal Year-End ($)[1]
	Shares Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable
James J. Landy	14,354	$393,475	43,731/0	$372,347/0
Stephen R. Brown	0	$0	47,304/0	$443,345/0
Vincent T. Palaia	7,536	$219,452	29,778/0	$384,177/0
Michael P. Maloney	0	$0	20,0339/0	$181,443/0
Frank J. Skuthan	0	$0	4,316/8,559	$45,360/$60,234

[1]	Based on a value per share of common stock of $36.25 at December 31, 2003, based on the then most recent sale price of the common stock.

Retirement Plans

     Executive officers participate in the Company’s Employee Savings Plan and the Company’s Profit-sharing Plan. These defined contribution plans are available to employees generally and are qualified, respectively, under Section 401(k) and 401(a) of the Internal Revenue Code of 1986.

     Messrs. Landy and Palaia participate in the Company’s 1995 Supplemental Retirement Plan, while Messrs. Brown and Maloney participate in the Company’s 1997 Supplemental Retirement Plan. These plans are not qualified for tax purposes and are available only to executive officers. Benefits under these plans are unfunded. Pursuant to the 1995 Supplemental Retirement Plan, participating executive officers are entitled to receive supplemental retirement benefits for a period of 15 years payable on a monthly basis. Supplemental benefits equal 75% of the executive officer’s highest base salary in any of the last 3 years of employment, less any retirement plan benefits provided to him by the Bank. Pursuant to the 1997 Supplemental Retirement Plan, participating executive officers are entitled to receive supplemental retirement benefits for a period of 15 years payable on a monthly basis. Supplemental benefits equal 60% of the average of the highest five years’ annual base compensation paid to the executive during his last 10 years of employment, reduced by (1) the value of his qualified plan account as of the date of retirement; (2) the value of his 401(k) matching benefit as of the date of retirement; (3) 50% of his primary social security benefit; and (4) the value of any other retirement type benefits provided to him by the Company and its subsidiaries.

     The estimated annual benefits payable upon retirement at normal retirement age to each of the participating Named Executive Officers under the supplemental retirement plans are: $348,000 for Mr. Landy; $267,000 for Mr. Brown, $208,000 for Mr. Maloney and $186,000 for Mr. Palaia. The Company has purchased life insurance to support its obligations under the supplemental retirement plans.

Director Compensation

     Each member of the Board of Directors who is not employed by the Company or its subsidiaries is entitled to a director’s fee based on the number of years of service with the Board, the number of meetings attended and other factors. The directors’ fees paid in 2003 for service on the Board of Directors of the Company and its subsidiaries were as follows: $115,000 for Mr. Griffin, $45,000 for Mr. Coogan, $50,000 for Mr. Holcombe, $55,000 for Mr. Martinelli, $18,000 for Mr. Mulrow (joined June 2003), $45,000 for Mr. Poe, $50,000 for Mr. Pratt, $50,000 for Ms. Singer and $55,000 for Mr. Thompson.

     The Company permits directors to defer all or any portion of the directors’ fees owed to them. The directors may elect to receive up to 50% of their fees in common stock of the Company.

     Directors who are not full-time employees of the Company or its subsidiaries participate in the Directors’ Retirement Plan. This plan is designed to benefit all outside directors who serve 2 or more years as a director. Benefits are paid upon a director’s retirement or resignation and are equal to a percentage of the aggregate annual fees paid to the director during the 12 months prior to the commencement of the benefit as determined by a vesting schedule based on the number of years served as a director. Benefits are payable for a period of up to 10 years after resignation or retirement, depending on the number of years of service as a director. Benefits under the plan are not funded. The following vesting schedule determines the annual benefit to directors:

Percentage of Director’s Fees
Number of Years as a Director	Payable at Retirement Age
Less than 2 years	0%
2 years but less than 3	5.0%
3 years but less than 4	10.0%
4 years but less than 5	17.5%
5 years but less than 6	25.0%
6 years but less than 7	32.5%
7 years but less than 8	40.0%
8 years but less than 9	47.5%
9 years but less than 10	55.0%
10 years but less than 11	62.5%
11 years but less than 12	70.0%
12 years but less than 13	77.5%
13 years but less than 14	85.0%
14 years but less than 15	92.5%
15 years or more	100%

     Estimated annual benefits to each of the non-employee directors at normal retirement age under the Directors’ Retirement Plan are: $85,900 to Mr. Griffin, $73,000 to Mr. Coogan, $195,700 to Mr. Holcombe, $53,200 to Mr. Martinelli, $108,200 to Mr. Mulrow, $34,100 to Mr. Pratt, $32,700 to Ms. Singer and $165,300 to Mr. Thompson. Based upon Mr. Poe’s resignation from the Board effective March 2004, his estimated annual benefits are $18,800.

     Mr. Pratt serves as a consultant to the Bank on matters relating to new business and business retention. The consulting contract calls for Mr. Pratt to make between 30 and 40 calls per month to the Bank’s high income producing customers or to customers who have the potential to attain this status. For consulting services rendered in 2003, Mr. Pratt received a consulting fee of $60,000.

     Directors of the Company are eligible to receive options under the Company’s 2002 Stock Option Plan. In 2003, the following directors were granted non-statutory options to purchase the following number of shares (adjusted to reflect a 10% stock dividend in December 2003) of the Company’s common stock under this plan:

Griffin	10,450	Poe	5,280
Coogan	6,270	Pratt	6,270
Holcombe	7,150	Singer	5,830
Martinelli	7,700	Thompson	6,600
Mulrow	2,200

     Each option was fully vested upon receipt and will expire on January 1, 2013, with the exception of Mr. Mulrow whose options will expire June 24, 2013, the tenth anniversary of the dates of the grants. The exercise price of the options is $36.50 per share, with the exception of Mr. Mulrow whose exercise price is $38.50 per share.

Required Reporting of Transactions

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons beneficially owning more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and to furnish to the Company copies of such reports. Based solely on the review of copies of the forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its officers, directors and 10% stockholders were timely, except inadvertent late filings of Form 4s for all directors and all reporting officers of the Company relating to the annual grant of options and inadvertent late filing of one Form 4 for James J. Landy and one Form 4 for Vincent T. Palaia both relating to the exercise of options. Form 4s reporting these transactions were promptly filed after each oversight was discovered.

CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS

Loans to Officers and Directors

     The Bank makes loans to the Company’s executive officers and directors, and businesses with which they are associated, in the ordinary course of business. Such loans are made on the same terms and conditions, including interest rate and collateral, as those prevailing at the same time for comparable transactions with unrelated persons. None of the loans involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount outstanding for all such loans was $17,822,509 in 2003, $16,637,054 in 2002 and $16,827,791 in 2001.

Stock Restriction Agreements

     The Company has required all employees and directors who acquire shares of common stock from the Company to enter into Stock Restriction Agreements that give the Company a right of first refusal on any shares of common stock that the shareholder wishes to transfer. Gifts to family members are not subject to the Company’s right of first refusal, but the donee must enter into a Stock Restriction Agreement with the Company. Pursuant to the Stock Restriction Agreements, the Company may, but is not required to, purchase all of the shares offered upon the same terms and conditions as that offered by the prospective purchaser. The table below sets forth the aggregate number of shares and aggregate purchase price for shares purchased by the Company from executive officers, directors and beneficial owners of five percent or more of the common stock (considered together with members of their immediate family) pursuant to Stock Purchase Agreements in 2003, 2002 and 2001. The table excludes sales to the Company aggregating less than $60,000 per annum per executive officer, director or beneficial owner.

	Stock Purchases by the Company
	2003	2002	2001
	(shares/dollar amount)	(shares/dollar amount)	(shares/dollar amount)
Griffin	3,000/$121,000	0	0
Palaia	0	2,647/$103,233	0
Pratt	3,011/$121,149	2,203/$85,410	2,000/$74,000
Thompson	11,878/$506,135	7,110/$300,730	8,413/$320,710

Loans to Five Percent Beneficial Owners

     The Bank makes loans to the beneficial owners of five percent or more of the Company’s common stock and the immediate family members of such persons in the ordinary course of business. Such loans are made on the same terms and conditions, including interest rate and collateral, as those prevailing at the same time for comparable transactions with unrelated persons. None of the loans involve more than the normal risk of collectibility or present other unfavorable features. The dollar amount per individual borrower for 2003, 2002 and 2001 is listed below:

Borrower	2003	2002	2001
BMW Machinery Co., Inc.	$5,757,679	$7,085,821	$7,321,143
J. Abplanalp	653,683	825,662	971,554
M. Holcombe	1,092,979	1,027,008	1,164,282
W. Griffin	316,805	322,415	462,410
G. Holcombe	1,163,417	1,097,446	1,234,720

Certain Other Related Party Transactions

     Messrs. Griffin and Coogan are shareholders of the law firm of Griffin, Coogan & Veneruso, P.C., which serves as the Company’s general counsel. Griffin, Coogan & Veneruso, P.C. received fees approximating $976,000 in 2003, $928,000 in 2002 and $792,000 in 2001 for legal services performed on behalf of the Company and its subsidiaries, including fees for representing the Bank at loan closings which were paid directly by the borrower.

     Mr. Thompson is the President and principal shareholder of Thompson Pension Employee Plans, Inc., which has written life insurance policies supporting the Company’s obligations under the supplemental retirement plans for executive officers. The total annual premiums approximated $491,000 in 2003, $497,000 in 2002 and $416,000 in 2001.

     Mr. Martinelli is the Chairman of the Board and principal shareholder of the Gazette Press, Inc., which received fees approximating $122,000 in 2003, $155,000 in 2002 and $122,000 in 2001 in exchange for printing services provided to the Company and its subsidiaries.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the “beneficial ownership” (as that term is defined in the rules of the Securities and Exchange Commission) of the common stock as of March 1, 2004, by (a) each Named Executive Officer and member of the Board of Directors, (b) each person known to be a beneficial owner of more than five percent of the common stock and (c) all executive officers and members of the Board of Directors as a group. Persons who hold options that are exercisable within 60 days of March 1, 2004 are deemed to own, beneficially, the shares of common stock that may be acquired on the exercise of such options. Such shares are deemed outstanding for purposes of computing the number of shares owned by the person holding the option, but not for any other purpose.

	Number of Shares		Percent of Outstanding
Name	of Common Stock		Shares of Common Stock
BMW Machinery Co., Inc.[1]	392,225	(1)	5.9%
John P. Abplanalp[2]	1,249,383	(2)	18.9
Josephine Abplanalp[3]	638,792	(3)	9.7
Marie A. Holcombe[4]	1,277,145	(4)	19.3
James J. Landy	108,577	(5)	1.6
Stephen R. Brown	70,336	(6)	1.1
Vincent T. Palaia	80,688	(7)	1.2
Michael P. Maloney	21,540	(8)	*
Frank J. Skuthan	5,867	(9)	*
William E. Griffin[10]	859,413	(10)	13.0
James M. Coogan	231,122	(11)	3.5
Gregory F. Holcombe[12]	1,277,145	(12)	19.3
Angelo R. Martinelli	135,105	(13)	2.0
William J. Mulrow	3,570	(14)	*
John A. Pratt Jr.	112,802	(15)	1.7
Cecile D. Singer	53,419	(16)	*
Craig S. Thompson	218,778	(17)	3.3
All directors and executive officers as a group (15 persons)	2,092,626	(18)	30.6%

*	Less than 1% of the outstanding shares of common stock.

[1]	The address for BMW Machinery Co., Inc. is P.O. Box 309, Yonkers, New York 10702.

[2]	The address for John P. Abplanalp is 700 Nepperhan Avenue, Yonkers, New York 10702. The shares beneficially owned by John P. Abplanalp, his sister Marie A. Holcombe and his sister’s husband, Gregory F. Holcombe, include 392,225 shares owned by BMW Machinery Co., Inc. (of which Mr. Abplanalp and Mrs. Holcombe are principal shareholders); 86,183 shares held by the R.H. Abplanalp Grantor Retained Annuity Trust of which John P. Abplanalp, Marie A. Holcombe and William E. Griffin are co-trustees, 622,076 shares held by the Estate of Robert H. Abplanalp, of which Josephine Abplanalp, John P. Abplanalp, Marie A. Holcombe and William E. Griffin are co-executors and 107,147 shares held in trusts for the benefit of the children of John P. Abplanalp (for which Marie A. Holcombe serves as trustee) or the children of Gregory F. and Marie A. Holcombe (for which John P. Abplanalp serves as trustee). The table also includes 2,005 shares held in trusts for the children of John P. Abplanalp.

[3]	The address for Josephine Abplanalp is 700 Nepperhan Avenue, Yonkers, New York 10702. Includes 622,076 shares held by the Estate of Robert H. Abplanalp, of which Josephine Abplanalp, John P. Abplanalp, Marie A. Holcombe and William E. Griffin are co-executors.

[4]	The address for Marie A. Holcombe is 700 Nepperhan Avenue, Yonkers, New York 10702. Mrs. Holcombe is the wife of Gregory F. Holcombe and the sister of John P. Abplanalp. Mr. and Mrs. Holcombe share beneficial ownership of certain shares with John P. Abplanalp, as described in footnote 2 above. The table also includes 3,397 shares held in trusts for the benefit of the children of

Mr. and Mrs. Holcombe and 13,684 shares which may be acquired by Mr. Holcombe, upon the exercise of options.

[5]	Includes 1,820 shares held by his sons to which Mr. Landy disclaims beneficial ownership and 39,763 shares which may be acquired upon the exercise of options.

[6]	Includes 47,304 shares which may be acquired upon the exercise of options.

[7]	Includes 30,438 shares which may be acquired upon the exercise of options.

[8]	Includes 7,507 shares which may be acquired upon the exercise of options.

[9]	Includes 5,867 shares which may be acquired upon the exercise of options.

[10]	The address for William E. Griffin is Griffin, Coogan & Veneruso, P.C., 51 Pondfield Road, Bronxville, New York 10708. Includes 86,183 shares held by the R.H. Abplanalp Grantor Retained Annuity Trust of which John P. Abplanalp, Marie A. Holcombe and William E. Griffin are co-trustees, and 622,076 shares held by the Estate of Robert H. Abplanalp, of which Josephine Abplanalp, John P. Abplanalp, Marie A. Holcombe and William E. Griffin are co-executors.

[11]	Includes 100,715 shares held by the William E. Griffin Irrevocable Trusts of which Mr. Coogan is trustee and 550 shares which may be acquired upon the exercise of options.

[12]	The address for Gregory F. Holcombe is 700 Nepperhan Avenue, Yonkers, New York 10702. For information concerning Mr. Holcombe’s beneficial ownership, see footnote 4 above.

[13]	Includes 550 shares which may be acquired upon the exercise of options.

[14]	Includes 2,200 shares which may be acquired upon the exercise of options

[15]	Includes 41,085 shares which may be acquired upon the exercise of options.

[16]	Includes 990 shares which may be acquired upon the exercise of options.

[17]	Includes 6,600 shares which may be acquired upon the exercise of options.

[18]	Includes 209,456 shares which may be acquired upon the exercise of options.

Exhibit A

HUDSON VALLEY HOLDING CORP. AND HUDSON VALLEY BANK
AUDIT COMMITTEE CHARTER

Composition

     The Audit Committee shall be comprised of at least three directors, each of whom shall have no relationship to the Company that, in the opinion of the Board of Directors, may interfere with the exercise of their duties in a manner independent from management and the Company. Each Audit Committee member shall be financially literate, at least one member shall have accounting or related financial management expertise, as such qualifications are interpreted by the Board of Directors in its business judgment. Subject to the annual appointment by the Board of Directors, the Audit Committee shall have the responsibility, authority and specific duties as described below. One of the members shall be appointed Chairman by the Chairman of the Board of Directors.

Responsibility

     The Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities as to accounting policies and financial reporting practices of its subsidiaries, the sufficiency of auditing relative thereto and the adequacy and effectiveness of the Company’s internal controls. It is to be the Board’s principal agent in assuring the independence of the Company’s independent auditors, the integrity of management and the adequacy of disclosures to shareholders. The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, and the Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors, or to nominate the independent auditors to be proposed for shareholder approval. The Audit Committee also has responsibility for reviewing compliance with the Company’s business ethics and conflict of interest policies.

     The Audit Committee is to provide an open avenue of communication among the Board of Directors, the independent auditors, internal auditors and management as their duties relate to accounting, financial reporting and controls.

Authority

     The Audit Committee is granted the authority to investigate any matter or activity involving financial reporting, accounting or internal controls of the Company, or any violations of the Company’s business ethics or conflict of interest policies, and all employees shall be directed to cooperate with respect thereto as requested by members of the Committee. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibility.

Meetings

     The Audit Committee is to meet at least four times each year and as many other times as the Committee deems necessary. Members of the Audit Committee will strive to be present at all meetings. As necessary or desirable, the Chairman may request that members of management, the Director of Internal Audit and representatives of the independent auditors be present at the meetings of the Committee. The Committee shall meet at least annually in a separate executive session with management, the Director of Internal Audit and the independent auditors to discuss any matters that the Committee or each of these groups believe should be discussed privately.

Specific Duties

(1)	The Committee shall cause an audit of the Company’s financial statements to be conducted annually by an independent Certified Public Accountant who shall be responsible to and shall report its finds to this Committee. This audit and related filing requirements shall be in accordance with Sections 122 and 123 of the State of New York Banking Law.

(2)	Review the scope of audit services provided by the independent Certified Public Accountant, significant accounting policies and audit conclusions regarding significant accounting estimates.

(3)	Recommend to the Board of Directors the selection and termination of the independent Certified Public Accountant including fees for services.

(4)	Review with the independent Certified Public Accountant and with management any significant disagreements between the independent Certified Public Accountant and management.

(5)	The Committee provides for an ongoing examination of the Company’s internal controls by either maintaining an Internal Audit Department or by engaging professional services independent of the Company and its management to conduct the ongoing examination.

In the latter case, the Committee shall appoint a suitably qualified, professional firm and shall recommend to the Board of Directors, on an annual basis, their re-appointment or the appointment of another firm. In either case, the parties shall have direct and unlimited access to this Committee and shall report their audit findings to the Committee on a regular basis. The Committee shall also review the annual Audit Plan and the Scope of services and related fees.

(6)	The Committee shall receive reports and information it deems necessary and appropriate to carry out its responsibilities regarding the annual audit of the Company’s financial statements and the ongoing examination of its operations.

(7)	The Committee shall review all recommendations presented by the external and internal auditors. Management shall respond to the recommendations on a timely (designated) basis, outlining plans for implementation thereof. Management’s responses shall be presented to the Committee.

(8)	Review with Management the Company’s compliance with required laws and regulations.

(9)	Review and discuss with management, and the independent auditors upon completion of their audit, the Company’s audited annual financial statements and the independent auditors’ opinion rendered with respect to such financial statements. This review and discussion is to encompass the Company’s Annual Report to Shareholders and Form 10-K, including the financial statements and related notes, Management’s Discussion and Analysis of Operations, financial statement schedules and supplemental disclosures required by generally accepted accounting principles and the Securities and Exchange Commission. Review with the independent Certified Public Accountant, within 75 days of year-end, the Attestation Report Concerning Internal Controls over Financial Reporting.

(10)	The Committee shall review all examinatory reports issued by supervisory authorities. The Committee will also review management’s response to same and report on these matters to the Board of Directors.

(11)	Evaluate the independence and objectivity of the external audit function, including non-audit services provided by the independent auditors and any other relationships between the independent auditors and the Company. The Audit Committee is responsible for ensuring that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditors and the Company and the letter required by the Independence Standards Board Standard No. 1, as such Standard may be modified or supplemented. The Audit Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board of Directors take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.

(12)	Discuss with the independent auditors the matters required to be discussed by generally accepted auditing standards including the SAS 61, as modified or supplemented, in order to provide the Audit Committee with additional information regarding the scope and results of the audit that may assist the Audit Committee in overseeing the financial reporting and disclosure process for which management is responsible.

(13)	Discuss with the independent auditors their judgments as to the quality of the accounting principles used in the financial statements and any matters that they or the Audit Committee believe should be discussed including those in their “letter of comments and recommendations.”

(14)	Based on the review and discussion referred to above, determine whether to recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the most recent fiscal year for filing with the Securities and Exchange Commission.

(15)	Review and approve the report of the Audit Committee to be included in the Company’s proxy statement.

(16)	Review and discuss with management and the independent auditors, upon completion of their interim review, the Company’s quarterly financial statements required to be filed on Form 10-Q, sufficient to establish for the Committee members that in their business judgment the interim review was conducted by the independent auditors in compliance with generally accepted auditing standards and regulatory requirements. For purposes of this quarterly review, a quorum of two Audit Committee members shall be sufficient.

(17)	Review with the independent auditors their procedures and standards relating to the requirement under the Federal Securities Law that their audit include procedures designed to provide reasonable assurance of detecting illegal acts, and to identify related party transactions and their related reporting obligations.

(18)	Review with management any legal matters that would have a significant impact on the Company’s financial statements.

(19)	Review periodically the Company’s tax policies and any pending audits or assessments.

(20)	Develop and periodically review the Company’s ethics policy(s) which include guidelines with respect to acceptance of gifts, gratuities and entertainment by Company personnel.

(21)	The Committee receives reports and information it deems necessary and appropriate to carry out its responsibilities regarding the Company’s ethics policies and adherence thereto.

(22)	Apprise the Board of Directors of significant developments in the course of performing the above duties.

(23)	Review and reassess the adequacy of this Charter on an annual basis and recommend to the Board of Directors any appropriate changes in this Charter or the duties of the Committee.

HUDSON VALLEY HOLDING CORP.

This proxy is being solicited on behalf of the Board of Directors

The undersigned shareholder hereby appoints Angelo R. Martinelli, Cecile D. Singer and Craig S. Thompson or any one of them with full power to act alone as proxy, with full power of substitution and revocation, to vote on behalf of the undersigned all shares of common stock of Hudson Valley Holding Corp. which the undersigned is entitled to vote at the annual meeting of shareholders to be held on May 20, 2004, or any adjournments thereof.

ELECTION OF DIRECTORS

FOR all nominees listed below (except as marked to the contrary as described below)	[ ]

James J. Landy, Stephen R. Brown, William E. Griffin, James M. Coogan, Gregory F. Holcombe, Angelo R. Martinelli, William J. Mulrow, John A. Pratt Jr., Cecile D. Singer, Craig S. Thompson

WITHHOLD AUTHORITY to vote for all of the nominees listed above	[ ]

     (INSTRUCTION: to withhold authority to vote for any individual nominee only, cross out the nominee’s name above.)

     In the proxy’s sole discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT ALL NOMINEES NAMED IN THIS PROXY TO THE BOARD OF DIRECTORS

Dated: _____________________, 2004

_________________________________
Signature

_________________________________
Additional Signature (if held jointly)

     (Please sign exactly as ownership appears on this proxy. Where stock is held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.)

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE